Exhibit 99.1

This news release contains forward-looking statements, including those regarding our anticipated financial results for our fiscal quarter, stabilization across our end-markets and our ability to improve profitability and further strengthen our balance sheet as a result thereof, our ability, as a result of the amount of our cash and the amount of availability we have under a five-year revolving credit facility, to grow our business, the anticipated outlook for our business and our currently expected fourth quarter fiscal year 2009 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; our financial performance during and after the current economic conditions; our ability to maintain and improve liquidity, including the ability to meet various financial and other covenants in order to access our revolving credit facility; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Jabil Reports Quarterly Results & Provides Outlook

Generates $387 Million of Operating Cash Flow Year-to-Date

St. Petersburg, FL – June 23, 2009…Jabil Circuit, Inc. (NYSE: JBL), today reported its preliminary, unaudited financial results for the third quarter of fiscal year 2009, ended May 31, 2009. The company also provided a fourth fiscal quarter outlook. “End-markets began to stabilize during the quarter while the company continued to strengthen its balance sheet through strong working capital management,” said President and CEO Timothy L. Main.

(Definitions used: “GAAP” means generally accepted accounting principles in the United States of America. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges and certain distressed customer charges. Jabil defines core operating margin as core operating income divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)

Third Quarter 2009

Net revenue for the third fiscal quarter of fiscal 2009 was $2.6 billion compared to $3.1 billion for the same period of fiscal 2008.

GAAP operating income for the third quarter of fiscal 2009 was a loss of $7.8 million compared to income of $63.1 million for the same period of fiscal 2008. GAAP net loss for the third quarter of fiscal 2009 was $28.8 million compared to net income of $38.4 million for the same period of fiscal 2008. GAAP diluted loss per share for the third quarter of fiscal 2009 was $0.14 compared to earnings per share of $0.19 for the same period of fiscal 2008.

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Jabil Earnings Release

June 23, 2009

Core operating income for the third quarter of fiscal 2009 was $29.0 million or 1.1 percent of net revenue compared to $85.3 million or 2.8 percent of net revenue for the third quarter of fiscal 2008. Core earnings for the third quarter of fiscal 2009 were $8.5 million compared to $52.8 million for the same period of fiscal 2008. Core earnings per diluted share for the third quarter of fiscal 2009 were $0.04 compared to $0.26 for the same period of fiscal 2008.

Third Quarter 2009

Operational and Balance Sheet Highlights

•	Cash flow from operations for the quarter was approximately $78 million.

•	Total debt and securitization balances were reduced by $136 million during the quarter.

•	Sales cycle was 22 days for the third quarter of fiscal 2009.

•	Annualized inventory turns were eight turns for the quarter.

•	Capital expenditures for the quarter were approximately $50 million.

•	Depreciation for the quarter was approximately $65 million.

•	Cash and cash equivalent balances were approximately $769 million at the end of the quarter.

•	Core Return on Invested Capital was 5.8 percent for the quarter.

•	A $0.07 dividend was paid on June 1, 2009.

Business Update

“Although the global economy remains in a recession, we see genuine stabilization across most of our end-markets. A stable end-market environment will provide Jabil an opportunity to improve profitability and further strengthen the balance sheet,” said President and CEO Timothy L. Main. Through the nine months ended May 31, 2009, the company produced cash flow from operations of $387 million and reduced total debt and securitization balances by $278 million. With more than $750 million in cash and $800 million available under a five-year revolving credit facility, which expires in 2012, Main said Jabil has a solid foundation on which to grow.

Jabil management indicated that with continued end-market stabilization, it expects its net revenue for its fourth fiscal quarter of 2009 to be consistent with its third quarter, in a range from $2.5 billion to $2.7 billion. The company estimated that its core operating income would be in a range from $25.0 million to $50.0 million, driven by continued focus on manufacturing efficiencies and cost reductions. Jabil also indicated that it expects its core earnings per share for its fourth quarter of fiscal 2009 to range from $0.02 to $0.12 per diluted share. GAAP earnings per share are expected to be in a range from a loss of $0.09 to earnings of $0.01 per diluted share. (GAAP earnings or loss per share for the fourth quarter of fiscal 2009 is currently estimated to include $0.04 per share for amortization of intangibles; $0.06 per share for stock-based compensation and related charges; and $0.01 per share for restructuring.) Management remains cautious regarding the overall economy and its possible impact on Jabil’s performance.

Supplemental Information

The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment

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Jabil Earnings Release

June 23, 2009

charges, goodwill impairment charges, certain distressed customer charges and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information

Jabil will hold a conference call to discuss the third fiscal quarter 2009 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 23, 2009 at approximately 7:30 p.m. ET through midnight on June 30, 2009. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 15164694. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

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JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 31, 2009	August 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$768,915	$772,923
Accounts receivable, net	1,151,832	1,475,530
Inventories	1,255,510	1,528,862
Prepaid expenses and other current assets	283,459	293,070
Income tax receivable	27,887	24,535
Deferred income taxes	26,816	44,217

Total current assets	3,514,419	4,139,137

Property, plant and equipment, net	1,381,444	1,392,479
Goodwill and intangible assets, net	167,019	1,291,945
Deferred income taxes	54,912	155,508
Other assets	51,261	53,068

Total assets	$5,169,055	$7,032,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$156,259	$269,937
Accounts payable	1,745,144	2,218,969
Accrued expenses	602,359	529,839
Income taxes payable	17,910	25,897
Deferred income taxes	362	2,998

Total current liabilities	2,522,034	3,047,640

Notes payable, long-term debt and long-term lease obligations, less current installments	1,064,167	1,099,473
Noncurrent income tax liability	87,351	81,044
Deferred income taxes	7,773	9,409
Other liabilities	72,047	71,442

Total liabilities	3,753,372	4,309,008

Minority interest	6,838	7,404

Stockholders’ equity:
Common stock	216	215
Additional paid-in capital	1,445,354	1,406,378
Retained earnings (accumulated deficit)	(5,146)	1,210,417
Accumulated other comprehensive income	171,960	301,401
Treasury stock	(203,539)	(202,686)

Total stockholders’ equity	1,408,845	2,715,725

Total liabilities and stockholders’ equity	$5,169,055	$7,032,137

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008

Net revenue	$2,615,101	$3,088,269	$8,885,010	$9,514,829
Cost of revenue	2,466,512	2,878,087	8,357,162	8,877,028

Gross profit	148,589	210,182	527,848	637,801

Operating expenses:
Selling, general and administrative	125,419	126,557	368,134	367,617
Research and development	7,198	8,006	18,607	24,381
Amortization of intangibles	7,612	9,058	23,320	27,635
Restructuring and impairment charges	16,167	3,470	48,312	54,546
Goodwill impairment charges	—	—	1,022,821	—

Operating income (loss)	(7,807)	63,091	(953,346)	163,622

Interest, net and other	18,904	20,172	61,709	71,069

Income (loss) before income taxes	(26,711)	42,919	(1,015,055)	92,553

Income tax expense	2,528	4,657	156,909	17,390

Minority interest, net of tax	(477)	(183)	(1,245)	(1,238)

Net income (loss)	$(28,762)	$38,445	$(1,170,719)	$76,401

Earnings (loss) per share:
Basic	$(0.14)	$0.19	$(5.66)	$0.37

Diluted	$(0.14)	$0.19	$(5.66)	$0.37

Common shares used in the calculation of Earnings (loss) per share:
Basic	207,190	205,463	206,767	205,066

Diluted	207,190	206,077	206,767	206,290

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008

Operating income (loss) (GAAP)	$(7,807)	$63,091	$(953,346)	$163,622
Amortization of intangibles	7,612	9,058	23,320	27,635
Stock-based compensation and related charges	13,039	9,696	33,044	29,441
Restructuring and impairment charges	16,167	3,470	48,312	54,546
Goodwill impairment charges	—	—	1,022,821	—
Distressed customer charges	—	—	7,256	—

Core operating income (Non-GAAP)	$29,011	$85,315	$181,407	$275,244

Net income (loss) (GAAP)	$(28,762)	$38,445	$(1,170,719)	$76,401
Amortization of intangibles, net of tax	7,561	5,879	22,787	21,178
Stock-based compensation and related charges, net of tax	12,021	7,963	31,231	23,755
Restructuring and impairment charges, net of tax	12,312	538	57,930	48,051
Goodwill impairment charges, net of tax	—	—	1,018,157	—
Distressed customer charges, net of tax	(79)	—	6,329	—
Deferred tax valuation allowance charges	5,463	—	132,912	—

Core earnings (Non-GAAP)	$8,516	$52,825	$98,627	$169,385

Earnings (loss) per share: (GAAP)
Basic	$(0.14)	$0.19	$(5.66)	$0.37

Diluted	$(0.14)	$0.19	$(5.66)	$0.37

Core earnings per share: (Non-GAAP)
Basic	$0.04	$0.26	$0.48	$0.83

Diluted	$0.04	$0.26	$0.47	$0.82

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	207,190	205,463	206,767	205,066

Diluted	207,190	206,077	206,767	206,290

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	207,190	205,463	206,767	205,066

Diluted	207,682	206,077	208,010	206,290